Exhibit 10.4

SUPPLEMENTAL PUT AGREEMENT

BY AND BETWEEN

ATLAS INDUSTRIES MANAGEMENT LLC

AND

ATLAS INDUSTRIES HOLDINGS LLC

Dated as of ________, 2007

i

SUPPLEMENTAL PUT AGREEMENT (as amended, revised, supplemented or otherwise modified from time to time, this “Agreement”), dated as of ________, 2007 is made by and between ATLAS INDUSTRIES MANAGEMENT LLC, a Delaware limited liability company (the “Holder”), and ATLAS INDUSTRIES HOLDINGS LLC, a Delaware limited liability company (the “Company”).  Each party hereto shall be referred to as, individually, a “Party” and, collectively, the “Parties”.

WHEREAS, the Company was formed for the purpose of engaging in an initial public offering of Common Shares of the Company (the “IPO”) and the other transactions relating thereto (together with the IPO, the “IPO Transactions”), all as described in the Company’s prospectus, dated _________, 2007 (the “Prospectus”);

WHEREAS, in connection with the formation of the Company, Holder acquired 100% of the Allocation Shares of the Company for a capital investment of $100,000 (the “Capital Investment”); provided, that the receipt of liquidity rights with respect to the Allocation Shares pursuant to this Agreement was part of the consideration as to the Holder’s making of such Capital Investment and acquiring of such Allocation Shares;

WHEREAS, Holder made such Capital Investment for the purpose of providing funds to the Company to engage in the IPO Transactions, and the Company believes that it was in the Company’s best interest to receive such Capital Investment and to use such Capital Investment to fund its activities relating to the IPO Transactions;

WHEREAS, the Company has determined that it would be unable to engage in and consummate the IPO Transactions without the Capital Investment; and

WHEREAS, in consideration of the Capital Investment and Holder’s participation in the consummation of the IPO Transactions for the benefit of the Company, the Company desires and agrees to, and the Company hereby does, grant the liquidity rights specified herein to the Holder with respect to the Allocation Shares.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                   Definitions

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)            the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii)           any reference to an “Article,” “Section” or an “Exhibit” refers to an Article, Section or an Exhibit, as the case may be, of this Agreement; and

(iii)          the words “herein,” “hereinafter,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision:

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person or (ii) any officer, director, general member, member or trustee of such Person. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean, with respect to any Persons, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, managers, general members, or Persons exercising similar authority with respect to such Person.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Allocation Shares” has the meaning set forth in the LLC Agreement.

“Base Put Price Amount” shall mean, as of any Put Right Exercise Date, the sum of (i) the Businesses Valuation Amount as of such Put Right Exercise Date, plus (ii) the aggregate amount of Distribution-Based Profit Allocation as of such Put Right Exercise Date, plus (iii) the balance, if positive, of the Deferral Account Ending Balance as of such Put Right Exercise Date.

“Board of Directors” means the Board of Directors of the Company, or any committee thereof that has been duly authorized by the Board of Directors to make a decision on the matter in question or bind the Company as to the matter in question.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in the City of New York are required, permitted or authorized, by applicable law or executive order, to be closed for regular banking business.

“Businesses Valuation Amount” shall mean, with respect to any Put Right Exercise Date, the product of (i) the sum of (u) the aggregate Fair Market Value of all of the Company’s Subsidiaries, determined individually, as of such Put Right Exercise Date, plus (v) the aggregate principal amount of any debt investments in all of the Company’s Subsidiaries as of such Put Right Exercise Date, plus any and all accrued and unpaid interest thereon, plus (w) the aggregate Fair Market Value of all of the Company’s Investments, determined individually, as of such Put Right Exercise Date, minus (x) Cumulative Capital as of such Put Right Exercise Date, minus (y) the absolute aggregate principal amount of outstanding Third-Party Indebtedness of the Company, if any, as of such Put Right Exercise Date, plus (z) the aggregate amount of cash and cash equivalents of the Company on a deconsolidated basis as of such Put Right Exercise Date, multiplied by (ii) 0.2.  For the avoidance of doubt, any and all components of Business Valuation Amount shall be determined and calculated without duplication of any other components, including sub-components, of Business Valuation Amount.

“CAD Short-fall” has the meaning set forth in the LLC Agreement.

“Capital Investment” has the meaning set forth in the recitals of this Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section of the Code shall be deemed to include a reference to any corresponding provision of law in effect in the future.

“Common Shares” has the meaning set forth in the LLC Agreement.

“Company” has the meaning set forth in the preamble of this Agreement.

“Confidential Information” means all information of any kind concerning the Company and its Subsidiaries or the business of the Company and its Subsidiaries except information which is or becomes generally available to the public as a result of disclosure by the Company or its Subsidiaries.

“Cumulative Capital” has the meaning set forth in the LLC Agreement.

“Current Equity-Based Profit Allocation” has the meaning set forth in the LLC Agreement.

“DBPA Determination Date” has the meaning set forth in the LLC Agreement.

“DBPA Payment Trigger Events” has the meaning set forth in the LLC Agreement.

“Deferral Account Ending Balance” has the meaning set forth in the LLC Agreement.

“Distribution-Based Profit Allocation” has the meaning set forth in the LLC Agreement.

“EBPA Determination Date” has the meaning set forth in the LLC Agreement.

“Engagement Date” has the meaning set forth in Section 2.1(b) hereof.

“Fair Market Value” means, with respect to any Subsidiary or Investment of the Company, the aggregate consideration, whether cash or otherwise, for which the Company, being knowledgeable, willing and free of undue pressure, would sell (i) all of its equity interests in such Subsidiary or (ii) such Investment, in each case, without giving effect to any discount attributable to (x) minority ownership or positions with respect to any Subsidiary or Investment, (y) the lack of liquidity with respect to the securities of any Subsidiary or Investment, and (iii) status of the securities of any Subsidiary or Investment under state and federal securities laws.

“GAAP” means generally accepted accounting principles in effect in the United States, consistently applied.

“Holder” has the meaning set forth in the preamble of this Agreement.

“Holder Approved Investment Banks” has the meaning set forth in Section 2.1(a) hereof.

“Incur” means, with respect to any Indebtedness or other obligation of a Person, to create, issue, acquire (by conversion, exchange or otherwise), assume, suffer, guarantee or otherwise become liable in respect of such Indebtedness or other obligation.

“Indebtedness” means, with respect to any Person, (i) any liability for borrowed money, or under any reimbursement obligation relating to a letter of credit, (ii) all indebtedness (including bond, note, debenture, purchase money obligation or similar instrument) for the acquisition of any businesses, properties or assets of any kind (other than property, including inventory, and services purchased, trade payables, other expenses accruals and deferred compensation items arising in the Ordinary Course of Business), (iii) all obligations under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (iv) any liabilities of others described in the preceding clauses (i) to (iii) (inclusive) that such Person has guaranteed or for which such Person is otherwise legally obligated, and (v) (without duplication) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) through (iv) above.

“Indemnified Parties” has the meaning set forth in Article V hereof.

“Investments” means, with respect to any Person, any investment in the securities of another Person other than the Subsidiaries of the Company.

“IPO” has the meaning set forth in the recitals of this Agreement.

“IPO Transactions” has the meaning set forth in the recitals of this Agreement.

“LIBOR” means, the British Bankers’ Association Interest Settlement Rate per annum for deposits in U.S. dollars for a three month period appearing on the display designated as Page 3750 on the Dow Jones Markets Service (or such other page on that service or such other service designated by the British Bankers’ Association for the display of the Association’s Interest Settlement Rate for U.S. dollar deposits) as of 11:00 a.m. (London, England time) on the day that is two Business Days prior to the Put Right Closing Date.

“LLC Agreement” means the [            ] Amended and Restated Operating Agreement of the Company, dated as of [                     ], including all exhibits and schedules attached thereto, as may be amended, revised, supplemented or otherwise modified from time to time.

“Management Services Agreement” means the Management Services Agreement entered into by and between the Holder and the Company, dated as of the date hereof, as amended or otherwise modified from time to time.

“Manager” means the Holder in its capacity as manager of the Company under the Management Services Agreement.

“Maturity Amount” has the meaning set forth in Section 2.1(d) hereof.

“Maturity Date” has the meaning set forth in Section 2.1(d) hereof.

“Ordinary Course of Business” means, with respect to any Person, an action taken by such Person if such action is (i) consistent with the past practices of such Person and is taken in the normal day-to-day business or operations of such Person and (ii) which is not required to be specifically authorized or approved by the board of directors of such Person.

“Party” and “Parties” have the meaning set forth in the preamble of this Agreement.

“Person” means any individual, company (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.

“Profit Allocation Determination Date” has the meaning set forth in the LLC Agreement.

“Prospectus” has the meaning set forth in the recitals of this Agreement.

“Put Closing” means the consummation of the purchase of the Put Securities for the Put Price on the Put Right Closing Date.

“Put Note” has the meaning set forth in Section 2.1(d) hereof.

“Put Notice” has the meaning set forth in Section 2.1(a) hereof.

“Put Price” has the meaning set forth in Section 2.1(b) hereof.

“Put Right” has the meaning set forth in Section 2.1(a) hereof.

“Put Right Closing Date” means the date that is the twentieth (20th) Business Day immediately following the day on which the second of the Holder Approved Investment Banks delivers its calculation of the Base Put Price Amount to the Holder and the Company in accordance with Section 2.1(b) hereof, or such other day as may be mutually agreed upon by the Parties.

“Put Right Event” means the earlier to occur of (i) the termination of the Management Services Agreement other than as a result of the Holder’s resignation as Manager therefrom, and (ii) the Holder’s resignation as Manager under the Management Services Agreement on any date that is at least three (3) years after the date hereof.

“Put Right Event Date” means the date upon which the Put Right Event occurs.

“Put Right Exercise Date” means the date upon which the Holder provides written notice to the Company exercising its Put Right in accordance with Section 2.1(a) hereof.

“Put Securities” has the meaning set forth in Section 2.1(a) hereof.

“Subsidiary” means, with respect to any Person, any corporation, company, joint venture, limited liability company, association or other entity in which such Person owns, directly or indirectly, more than 50% of the outstanding voting equity securities or interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.

“Third Party Indebtedness” means, with respect to any Person, Indebtedness of such Person owed to any lenders or other creditors that are not an Affiliate of such Person.

ARTICLE II

PUT RIGHT

Section 2.1                                   Put Right

(a)           Obligation; Exercise.  Subject to the other terms and conditions set forth in this Section 2.1, upon the occurrence of the Put Right Event, the Holder shall have the right, but not the obligation (the “Put Right”), which right is exercisable by providing written notice to the Company in accordance with this Section 2.1(a) (the “Put Notice”), to cause the Company to purchase all, but not less than all, of the Allocation Shares then held by the Holder (the “Put Securities”) for the Put Price, as of the Put Right Exercise Date, on the Put Right Closing Date; provided, however, that Holder must exercise its Put Right, if exercised, by providing the Put Notice during the one (1) year period immediately following the Put Right Event Date.  The Put Notice shall specify (i) the Holder’s intention to exercise the Put Right granted hereunder, (ii) the Put Right Event giving rise to the Put Right, (iii) the Put Right Event Date, (iv) the names of four independent, nationally recognized investment banks, as well as specific contact persons thereof, acceptable to the Holder for purposes of the calculations required by Section 2.1(b) hereof (each a “Holder Approved Investment Bank”), (v) the location of the Put Closing, (vi) wire instructions for payment of the Put Price on the Put Right Closing Date, and (vii) whether or not the Holder will be electing to receive a Put Note in accordance with Section 2.1(d) hereof.

(b)           Calculation of Put Price.  The “Put Price” shall be equal to, as of the Put Right Exercise Date:

(i)            if the Management Services Agreement is terminated other than as a result of the Holder’s resignation as Manager of the Company thereunder, the sum of the two separate, independently made calculations of the Base Put Price Amount as of the Put Right Exercise Date by the Holder Approved Investment Banks pursuant to this Section 2.1(b); or
(ii)           if the Management Services Agreement is terminated as a result of the Holder’s resignation as Manager of the Company thereunder, the average of the two separate, independently made calculations of the Base Put Price Amount as of the Put Right Exercise Date by the Holder Approved Investment Banks pursuant to this Section 2.1(b);

provided, that, in each case, the calculation of the Put Price shall assume that:
(A)          for purposes of calculating the Deferral Account Ending Balance and Distribution-Based Profit Allocation, as the case may be, as of the Put Right Exercise Date, the most recent or current (and only the most recent or current) Profit Allocation Determination Date, DBPA Determination Date and EBPA Determination Date, as used to calculate the Deferral Account Ending Balance and Distribution-Based Profit Allocation as of such dates, shall be the Put Right Exercise Date;
(B)           for purposes of calculating Distribution-Based Profit Allocation as of the Put Right Exercise Date, each of the DBPA Payment Trigger Events shall be deemed satisfied as of the Put Right Exercise Date;
(C)           for purposes of calculating Distribution-Based Profit Allocation as of the Put Right Exercise Date, the CAD Short-fall equals zero (0);
(D)          for purposes of calculating the Deferral Account Ending Balance as of the Put Right Exercise Date, the Current Equity-Based Profit Allocation equals zero (0); and
(E)           except with respect to the foregoing assumptions, any components of Distribution-Based Profit Allocation and the Deferral Account Ending Balance shall be calculated in accordance with the calculation of the relevant components of Distribution-Based Profit Allocation and the Deferral Account Ending Balance as set forth in the LLC Agreement;
provided, further, that each of the two separate, independently made calculations of the Base Put Price Amount shall be performed by a different Holder Approved Investment Bank that shall each be selected and engaged by the Company within fifteen (15) Business Days of the Put Right Exercise Date (the “Engagement Date”).  The Company shall be responsible for paying any fees, costs and expenses associated with the engagement of the Holder Approved Investment Banks.  The Company shall instruct each Holder Approved Investment Bank to deliver its calculation of the Base Put Price Amount within forty-five (45) Business Days of the Engagement Date simultaneously to each of the Company and the Holder.

(c)           Put Closing.  Subject to Section 2.1(d) hereof, the Put Closing shall occur at 10:00 a.m., New York City time, on the Put Right Closing Date at such location designated by the Holder in the Put Notice.  On the Put Right Closing Date, (i) the Holder shall sell, and the Company shall purchase, all of the Put Securities then held by the Holder, free and clear of any liens or other encumbrances (other than restrictions on transfer imposed by federal and state securities laws), for the Put Price.  Subject to Section 2.1(d) hereof, the Holder shall deliver certificates evidencing the Put Securities then held by the Holder against delivery by the Company of the Put Price.  Subject to Section 2.1(d) hereof, the delivery of the Put Price by the Company shall be made in U.S. dollars by wire transfer in immediately available funds to the account or accounts designated by the Holder in the Put Notice.

(d)           Put Note; Terms.  The Holder and the Company may mutually agree that the Holder will receive, in lieu of immediately available funds due pursuant to Section 2.1(c) hereof, a promissory note of the Company with an aggregate principal amount equal to the Put Price (the “Put Note”); provided, that if the Management Services Agreement is terminated as a result of the Holder’s resignation as Manager of the Company thereunder, then the Company shall have the right, in its sole discretion, to issue the Put Note to the Holder in lieu of delivering immediately available funds to the Holder as due and payable pursuant to Section 2.1(c) hereof.  The Put Note shall (i) mature on the first (1st) anniversary of the Put Right Closing Date (the “Maturity Date”), (ii) accrue interest from and including the Put Right Closing Date to but excluding the date of repayment at a rate of LIBOR plus 4.00% per annum, (iii) contain customary and market events of default, including a cross-default provision, (iv) contain customary and market covenants, including those set forth herein, and (v) otherwise be in form and substance reasonably satisfactory to the Company and the Holder.  The aggregate principal amount of the Put Note, together with all accrued and unpaid interest thereon (the “Maturity Amount”), shall be due and payable on the Maturity Date in U.S. dollars by wire transfer in immediately available funds to the account or accounts designated by the Holder in the Put Note; provided, that the Company shall have the option to prepay all or a portion of the Maturity Amount at any time prior to the Maturity Date without penalty.  The Company’s obligations under the Put Note shall be (i) subordinated to any Third Party Indebtedness of the Company and (ii) secured by a first priority lien (or, if not possible due to a pre-existing obligation of the Company, the next highest priority lien) on the equity interests then owned by the Company in each of its Subsidiaries.

(e)           Sufficient Liquidity.  Subject to Section 2.1(d) hereof, if the Company does not have sufficient liquid assets to timely pay the entire amount of the Put Price or Maturity Amount, as the case may be, due on the Put Right Closing Date or the Maturity Date, as the case may be, the Company shall liquidate assets or Incur Indebtedness in order to pay such Put Price or Maturity Amount, as the case may be, in full on such Put Right Closing Date or the Maturity Date, as the case may be.

ARTICLE III

OBLIGATION ABSOLUTE AND UNCONDITIONAL

Notwithstanding anything to the contrary herein, the obligation of the Company, upon exercise of the Put Right by the Holder, to pay the Put Price on the Put Right Closing Date, or the Maturity Amount on the Maturity Date if the Holder elects to receive a Put Note in accordance with Section 2.1(d) hereof, shall be absolute and unconditional and shall not be subject to any right of set-off or defense whatsoever, whether in law or equity, including force majeure.  This Agreement may not be terminated at any time prior to satisfaction of the Company obligations as set forth in this Article III.

ARTICLE IV

COVENANTS

Section 4.1                                   Commercially Reasonable Efforts

The Company shall use commercially reasonable efforts to (i) raise sufficient proceeds from debt and equity financings to permit the Company to pay the full Put Price on the Put Right Closing Date or Maturity Amount on the Maturity Date, as the case may be, and (ii) obtain approvals, waivers and consents or otherwise remove any restrictions imposed under contractual obligations or applicable law or regulations that have the effect of limiting or prohibiting the Company from (x) paying the Put Price or purchasing all of the Put Securities at the Put Price, in each case, on the Put Right Closing Date, or (y) purchasing all of the Put Securities at the Put Price by issuing the Put Note on the Put Right Closing Date or paying the Maturity Amount on the Maturity Date.

Section 4.2                                   Board Observer

At all times after the occurrence of the Put Right Event until the satisfaction in full of the Company’s obligations hereunder and under the Put Note, if any, the Holder shall have the right to designate a representative who shall (i) have the right to receive due notice of and to attend and participate in discussions at (but not vote on any matters on which the directors of the Company are entitled to vote) all meetings of the Board of Directors of the Company and (ii) have the right to receive copies of all documents and other information, including notices, minutes, consents, business plans, presentation materials, budgets and financial information, in each case, furnished to the Company’s Board of Directors.

Section 4.3                                   Access to Books and Records

At all times after the occurrence of the Put Right Event until the satisfaction in full of the Company’s obligations hereunder and under the Put Note, if any, the Holder shall have the right to review and copy any books and records of the Company or its Subsidiaries during normal business hours, including any books and records necessary for the calculation of the Put Price in accordance with the terms hereof, upon five (5) Business Days notice.

Section 4.4                                   Limitation on Sale of Assets

At all times after the occurrence of the Put Right Exercise Date until the satisfaction in full of the Company’s obligations hereunder and under the Put Note, if any, the Company shall not, and the Company shall cause its Subsidiaries not to, other than in the Ordinary Course of Business, sell, lease, transfer or otherwise dispose of, in any manner whatsoever, any property or assets of the Company or any Subsidiary of the Company or portion thereof except that the Company and its Subsidiaries may sell, lease, transfer or otherwise dispose of any of their respective property or assets, as the case may be, to the extent that the Company or its Subsidiaries (i) uses or otherwise applies the proceeds therefrom to satisfy the Company’s obligation hereunder to pay the Put Price on the Put Right Closing Date or the Maturity Amount on the Maturity Date, as the case may be, and (ii) in any event, grants a first priority lien (or, if not possible due to a pre-existing obligation of the Company, the next highest priority lien) on the proceeds thereof, including any receivables relating thereto, to the Holder until such proceeds are used or otherwise applied in accordance with clause (i) of this Section 4.4.  Such lien shall secure the Company’s obligation hereunder to pay the Put Price on the Put Right Closing Date or the Maturity Amount on the Maturity Date, as the case may be, and shall be pursuant to such security instruments as shall be reasonably acceptable to the Company and the Holder.

Section 4.5                                   Limitation on Indebtedness

At all times after the occurrence of the Put Right Exercise Date until the satisfaction in full of the Company’s obligations hereunder and under the Put Note, if any, the Company shall not, and the Company shall cause its Subsidiaries not to, other than in the Ordinary Course of Business, Incur any Indebtedness (other than in respect of the Put Note), except that the Company and its Subsidiaries may Incur Indebtedness to the extent that the Company and its Subsidiaries, as the case may be, (i) uses or otherwise applies the proceeds therefrom to satisfy the Company’s obligation hereunder to pay the Put Price on the Put Right Closing Date or the Maturity Amount on the Maturity Date, as the case may be, and (ii) in any event, grants a first priority lien (or, if not possible due to a pre-existing obligation of the Company, the next highest priority lien) on the proceeds thereof, including any receivables relating thereto, to the Holder until such proceeds are used or otherwise applied in accordance with clause (i) of this Section 4.5.  Such lien shall secure the Company’s obligation hereunder to pay the Put Price on the Put Right Closing Date or the Maturity Amount on the Maturity Date, as the case may be, and shall be pursuant to such security instrument as shall be reasonably acceptable to the Company and the Holder.

Section 4.6                                   Limitation on Merger or Consolidation

At all times after the occurrence of the Put Right Exercise Date until the satisfaction in full of the Company’s obligations hereunder and under the Put Note, if any, the Company shall not merge into or otherwise consolidate into any other Person, or permit any other Person to merge into or otherwise consolidate with it (in each case, in any manner whatsoever, including by means of reorganization, recapitalization or otherwise), or sell, lease, transfer or otherwise dispose of (in any manner whatsoever, including in a single transaction or a series of transactions) all or a substantial part of its business, property or assets (in each case, whether now owned or hereafter acquired) or all or a substantial portion of the stock or beneficial ownership of any of its Subsidiaries or portions thereof (in each case, whether now owned or hereafter acquired) or liquidate, windup or dissolve or acquire by purchase or otherwise all or substantially all of the business, property or assets of, or stock or other evidence of beneficial ownership of, any other Person prior to paying, in full, the Put Price on or prior to the Put Right Closing Date or the Maturity Amount on or prior to the Maturity Date, as the case may be.

Section 4.7                                   Restriction on Dividends and Other Distributions

At all times after the occurrence of the Put Right Exercise Date until the satisfaction in full of the Company’s obligations hereunder and under the Put Note, if any, the Company shall not declare or pay any dividends or other distributions to its equity owners, in any manner whatsoever, prior to paying, in full, the Put Price on or prior to the Put Right Closing Date or the Maturity Amount on or prior to the Maturity Date, as the case may be.

ARTICLE V

INDEMNITY

The Company shall indemnify, reimburse, defend and hold harmless the Holder and its successors and permitted assigns, together with their respective employees, officers, members, managers, directors and representatives (collectively, the “Indemnified Parties”), from and against all losses (including lost profits), costs, damages, injuries, taxes, penalties, interests, expenses, obligations, claims and liabilities (joint or severable) of any kind or nature whatsoever that are incurred by such Indemnified Parties in connection with, relating to or arising out of the (i) the breach by the Company of any term or condition of this Agreement or the Put Note, or any other agreement or instruments delivered in connection herewith or therewith, (ii) the exercise of the Put Right or (iii) the enforcement of any right arising hereunder or under the Put Note.

The rights of any Indemnified Party referred to above shall be in addition to any rights that such Indemnified Party shall otherwise have at law or in equity.

ARTICLE VI

MISCELLANEOUS

Section 6.1                                   Binding Effect

This Agreement shall be binding upon, shall inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns.

Section 6.2                                   Effect of Termination; Survival

This Agreement shall be effective as of the date first above written and shall continue in full force and effect thereafter until either (i) this Agreement is terminated by mutual agreement of the Parties or (ii) Holder has received the Put Price in full, or the Maturity Amount in full, as the case may be, in accordance with the terms of this Agreement.  Notwithstanding the foregoing, the obligations of the Company set forth in Articles III and V and Sections 6.2, 6.3, 6.5, 6.6, 6.15 and 6.17 hereof shall survive termination of this Agreement, subject to applicable law.

Section 6.3                                   Notices

Any notice or other communication required or permitted under this Agreement shall be deemed to have been duly given (i) five (5) Business Days following deposit in the mails if sent by registered or certified mail, postage prepaid, (ii) when sent, if sent by facsimile transmission, if receipt thereof is confirmed by telephone, (iii) when delivered, if delivered personally to the intended recipient and (iv) two (2) Business Days following deposit with a nationally recognized overnight courier service, in each case addressed as follows:

If to the Company, to:

Attention:  Chief Executive Officer

Atlas Industries Holdings LLC

One Sound Shore Drive, Suite 302

Greenwich, CT  06830

Fax:         203-622-0151

with a copy (which shall not constitute notice) to its counsel:

Attention:  Christopher M. Zochowski

McDermott Will & Emery LLP

600 Thirteenth Street, NW
Washington, DC  20004
Fax:         202-756-8087

If to the Holder, to:

Attention:  Andrew M. Bursky
Atlas Industries Management LLC
One Sound Shore Drive, Suite 302
Greenwich, CT  06830
Fax:         203-622-0151

with a copy (which shall not constitute notice) to its counsel:

As to be determined by Holder from time to time.

or to such other address or facsimile number as any such Party may, from time to time, designate in writing to all other Parties hereto, and any such communication shall be deemed to be given, made or served as of the date so delivered or, in the case of any communication delivered by mail, as of the date so received.

Section 6.4                                   Headings

The headings in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

Section 6.5                                   Applicable Law

This Agreement, the legal relations between and among the Parties and the adjudication and the enforcement thereof shall be governed by and interpreted and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

Section 6.6                                   Submission to Jurisdiction; Waiver of Jury Trial

Subject to Section 6.17 hereof, each of the Parties hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement may be brought in the courts of the State of New York, County of New York or in the United Stales District Court for the Southern District of New York and each of the Parties hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Party. Each Party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices set forth in Section 6.3 hereof, such service to become effective ten (10) days after such mailing.  Each Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. The foregoing shall not limit the rights of any Party to serve process in any other manner permitted by applicable law.  The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of New York for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective Parties.

Each of the Parties hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect this Agreement. To the fullest extent permitted by applicable law, each of the Parties hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement in any of the courts referred to in this Section 6.6 and hereby further irrevocably waives and agrees not to plead or claim that any such court is not a convenient forum for any such suit, action or proceeding.

The Parties agree that any judgment obtained by any Party or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such Party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.

The Parties agree that the remedy at law for any breach of this Agreement may be inadequate and that should any dispute arise concerning any matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the Parties may have.

Each Party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation as between the Parties directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto. Each Party (i) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other Parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 6.6.

Section 6.7                                   Amendments; Waivers

No term or condition of this Agreement may be amended, modified or waived without the prior written consent of the Party against whom such amendment, modification or waiver will be enforced.  Any waiver granted hereunder shall be deemed a specific waiver relating only to the specific event giving rise to such waiver and not as a general waiver of any term or condition hereof.

Section 6.8                                   Remedies to Prevailing Party

If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

Section 6.9                                   Severability

Each provision of this Agreement is intended to be severable from the others so that if, any provision or term hereof is illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect or impair the validity of the remaining provisions and terms hereof; provided, however, that the provisions governing payment of the Put Price described in Article II hereof are not severable.

Section 6.10                            Benefits Only to Parties

Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any Person, other than the Parties and their respective successors or permitted assigns and the Indemnified Parties, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof are intended to be and are for the sole and exclusive benefit of the Parties and their respective successors and permitted assigns, and for the benefit of no other Person.

Section 6.11                            Further Assurances

Each Party hereto shall take any and all such actions, and execute and deliver such further agreements, consents, instruments and any other documents as may be necessary from time to time to give effect to the provisions and purposes of this Agreement and, upon exercise of the Put Right by the Holder, to effect and evidence the sale and transfer of the Put Securities by the Holder, on the one hand, and the purchase and payment of the Put Price by the Company, on the other.

Section 6.12                            No Strict Construction

The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

Section 6.13                            Entire Agreement

This Agreement constitutes the sole and entire agreement of the Parties with regards to the subject matter of this Agreement. Any written or oral agreements, statements, promises, negotiations or representations not expressly set forth in this Agreement are of no force and effect.

Section 6.14                            Taxes

The Parties acknowledge and agree that payment of the Put Price by the Company upon the purchase of all, and not less than all, of the Allocation Shares of the Holder pursuant to the terms of this Agreement shall be considered payment made in the liquidation of the interest of a retiring partner (within the meaning of section 736 of the Code), and shall treat such payment of the Put Price as having been made in exchange for the Holder’s interest in partnership property (determined pursuant to Section 736(b) of the Code) in accordance with and based on an average of the two separate, independently made calculations of the Business Valuation Amount obtained in conjunctions with the determination of the Base Put Price Amount as of the Put Right Exercise Date pursuant to Section 2.1(b) hereof.  The Parties further acknowledge and agree to treat any portion of the Put Price not treated as having been made in exchange for the Holder’s interest in partnership property (determined pursuant to section 736(b) of the Code) in accordance with the preceding sentence as a distributive share or a guaranteed payment (as provided in section 736(a) of the Code).

Section 6.15                            Confidentiality

The Holder shall comply with the requirements of Section 13.17 of the Management Services Agreement with respect to any Confidential Information in the possession of the Holder or which comes into the possession of the Holder through the exercise of any of Holder’s rights hereunder.

Section 6.16                            Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

Section 6.17                            Dispute Resolution

All disputes arising out of this Agreement or relating to the performance of either Party of its obligations hereunder, which disputes the Parties are unable to resolve directly between themselves, shall be settled by arbitration in New York, New York (unless the Holder and the Company agree upon another location0 before three arbitrators in accordance with the rules then in effect of the American Arbitration Association.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

ATLAS INDUSTRIES MANAGEMENT LLC

By:
Name:	Andrew M. Bursky
Title:	Managing Member

ATLAS INDUSTRIES HOLDINGS LLC

By:
Name:	Richard C. Gozon
Title:	Lead Independent Director